Exhibit 23


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement Form S-8 Nos. 333-08987 and 333-52209 pertaining to the 1992 Equity Incentive Plan and Form S-8 No. 33-49430, pertaining to the 1986A Stock Option Plan, 1992 Equity Incentive Plan and 1992 Employee Stock Purchase Plan of our report dated October 27, 1999 with respect to the consolidated financial statements of Kronos Incorporated included in this Annual Report (Form 10-K) for the year ended September 30, 1999.





                                                           /s/ERNST & YOUNG LLP


Boston, Massachusetts
December 15, 1999